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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT
                          --------------------------


                                         Place of      Percentage of Voting
Name of Subsidiary                     Organization      Securities Owned
------------------                     ------------      ----------------


First Financial Bankshares of             Delaware             100%
Delaware, Inc.

First Financial Investments, Inc.          Texas               100%

First National Bank of Abilene             Texas               100%*
Abilene, Texas

Hereford State Bank                        Texas               100%*
Hereford, Texas

First National Bank, Sweetwater            Texas               100%*
Sweetwater, Texas

Eastland National Bank                     Texas               100%*
Eastland, Texas

The First National Bank in Cleburne        Texas               100%*
Cleburne, Texas

Stephenville Bank & Trust Co.              Texas               100%*
Stephenville, Texas

San Angelo National Bank                   Texas               100%*
San Angelo, Texas

Weatherford National Bank                  Texas               100%*
Weatherford, Texas

 *  By First Financial Bankshares of
    Delaware, Inc.


All subsidiaries are included in the consolidated financial statements of First Financial.